                        A G R E E M E N T
                             between
                    STRATFORD ACQUISITION CORP
            (hereinafter referred to as the "Company")
                               and
                 EURASIA CAPITAL MANAGEMENT, INC.
          (hereinafter referred to as the "Consultant")

WHEREAS the Company is a public company involved in the CONCRETE and HIGH TECHNOLOGY research field and maintaining a market for its common shares through the facility of the NASD Electronic
Bulletin Board;

AND WHEREAS the Consultant provides business consulting services in product development, clinical trials, government grants, distribution, licensing agreements, and procurement of strategic alliances in the area of Marketing Technology as well as public awareness of certain products and technologies.

AND WHEREAS the Company wishes to retain the services of the Consultant to provide ongoing consulting services for purposes of enhancing as well as expanding its existing product line and attracting public awareness to its existence.

NOW THEREFORE THIS AGREEMENT WITNESSETH that the parties hereto covenant and agree with each other as follows:

1. The Consultant shall provide consulting services to the Company for a period of one year from the date of execution of this agreement. For the purpose of clarification, the consulting services to be provided by the Consultant shall include, but not necessarily be limited to, the following:

     (a) the development and distribution of corporate fact sheets and information summaries designed to advise potential distributors and potential users of the Company's Technology;
     (b) setting up both one-on-one and group meetings with new institutional customers, distributors, marketing personnel, journalists, and research analysts;
     (c)  developing foreign markets;
     (d) meeting with the Company management to report on market activity and to develop strategies with regard to the ongoing marketing of the Company's Technology.

2. It is specifically understood and agreed to by the parties that the Consultant will provide no service to the Company that would involve the rendering of (i) a legal opinion, (ii) any service that is in the ordinary purview of a Certified Public Accountant, or (iii) any service in connection with an offer or sale of Securities in a Capital Raising transaction.

3. The Company agrees to compensate the Consultant for services rendered to the Company through the issuance and delivery to the Consultant of 170,000 units of the Company's securities where each unit will be comprised of one (1) common share in the capital stock of the Company plus one free trading warrant at a cost of US$3.00 for one share, exercisable within two (2) years from the date of issuance of the unit. The said units shall be issued on the following dates:

75,000 on the execution of this agreement;
37,500 thirty (30) days after the execution of this agreement;
37,500 sixty (60) days after the execution of this agreement; and 20,000 ninety (90) days after the execution of this agreement.

4. The Company agrees to compensate the Consultant for proven out-of-pocket expenses incurred by the Consultant pursuant to the performance of the Company's duties under the terms of this agreement including, but not limited to, facsimile, postage, printing, photocopying and entertainment. Expenses shall be due and payable when billed to the Company. No such expenses shall be incurred unless approved in advance by the Company in writing.

5. The Company agrees to indemnify and save harmless the Consultant and each of its officers and directors form and against any actions, proceedings, claims, judgments and costs in respect of the matter or thing done or omitted to be done in good faith (absent negligence) by the Consultant pursuant to the performance of the Consultant's duties under the terms of this agreement. The Company shall make available to the Consultant all information concerning the business, assets, operations and financial condition of the Company which the Consultant reasonably requests in connection with the performance of his obligations hereunder. The Company further covenants that all information supplied to the Consultant by the Company shall be true, accurate, complete and not misleading in all respects. The Consultant may rely on the accuracy of all such information without independent verification.

6. The Company acknowledges the fact that the Consultant represents and may continue to render consulting services to other companies which may or may not have policies and conduct activities similar to those of the Company.

7. The Consultant shall not be required to devote any minimum or specific expenditure of time in performing the services delineated in this Section provided that the Consultant shall be reasonably accessible to the Company and shall devote such efforts to the effective performance of such services as may be commensurate therewith.

8. Immediately upon the execution hereof, the Company agrees that its will commence the preparation of a registration statement on Form S-8 to register the shares of Common Stock issuable upon exercise of warrants issued to the Consultant hereunder. The Company will use its best efforts to cause such registration statement to be filed and effective within 120 days of the execution of this agreement. In connection with the agreement made in favour of the Consultant herein, the Company represents that:

     (i) it is a reporting company under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), by the reason of having previously registered securities under the Securities Act of 1933, as amended, which such registration statement was declared effective by the Securities and Exchange Commission and pursuant to which the Company offered and sold the securities registered herein or by virtue of filing a registration statement on Form 10 of the Exchange Act by which the Company registered its class of common stock;

     (ii) it has filed all reports it is required to file under the Exchange Act during the twelve month period immediately preceding this Agreement and hereby covenants with and to the Consultant that it will file all such reports it is required to file thereunder within the time period prescribed therefore under the Exchange Act;

     (iii) it will not enter into any agreement which will in any way conflict or interfere with the Consultant's rights hereunder without first obtaining the written consent of the Consultant to entering such agreement;
     and

     (iv) it will do all such other things as may be required to preserve the Consultant's rights hereunder.

9. The parties hereto agree that all final decisions with respect to consultation, advice and services rendered by the Consultant to the Company shall rest exclusively with the Company and the Consultant covenants not to release any printed material relating to the Company into the public domain without the written consent of the Company. The Company further covenants to cooperate fully and timely with the Consultant to enable the Consultant to perform its obligations hereunder.

10.  Independent Contractor.  The Consultant is retained by the
Company only for the purposes and to the extent set forth in this Agreement, and its relationship is that of an independent contractor.

11. Time shall be of the essence of this agreement and every part thereof and no extensions or variations of this Agreement shall operate as a waiver of this provision.

12. This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario, Canada.

13. In the event that this Agreement or any performance hereunder contravenes public policy or constitutes a material violation of any law or regulation of any federal or provincial government agency, or if either party becomes insolvent or is adjudicated bankrupt or seeks the protection of any provision of the National Bankruptcy Act, or if either party is enjoined or consents to any order relating to any violation of any federal or state securities law, then this Agreement shall be deemed terminated and shall be null and void.

14. All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail (mail receipt requested), express mail or by national or international overnight courier. Notices will be deemed given upon the earlier of actual receipt of three (3) business days after being mailed or delivered to such courier service.

Notices shall be addressed to Eurasia Capital Management, Inc.
at:

     Eurasia Capital Management, Inc.
     Euro Canadian Centre
     P.O. Box N-3742
     Nassau, Bahamas

Notice shall be addressed to Stratford Acquisition Corp. at:

     Stratford Acquisition Corp.
     5420 North Service Road, 5th Floor
     Burlington, Ontario
     L7L 6C7 CANADA

IN WITNESS WHEREOF the parties have caused their duly authorized officers to execute this agreement this 25th day of July, 1996.

STRATFORD ACQUISITION CORP.


per: /s/ Arthur L. Smith, President

EURASIA CAPITAL MANAGEMENT, INC.

per: _______________________________